Exhibit 10.41
ORDINANCE NO. 981
AN ORDINANCE GRANTING A FRANCHISE TO THE FLORIDA PUBLIC UTILITIES COMPANY, ITS SUCCESSORS AND ASSIGNS, IN AND FOR THE CITY OF MARIANNA. FLORIDA. FOR A PERIOD NOT TO EXCEED TEN (10) YEARS, FOR THE OPERATION AND DISTRIBUTION AND/OR SALE OF ELECTRIC ENERGY AND FIXING THE TERM. CONDITIONS AND LIMITATIONS RELATIVE TO THE OPERATION AND MAINTENANCE OF ELECTRIC UTILITIES; PROVIDING FOR INDEMNITY AGAINST DAMAGE AND RESERVING THE RIGHT TO PURCHASE UNDER CERTAIN CONDITIONS.
BE IT ENACTED BY THE CITY COMMISSION OF THE CITY OF MARIANNA, FLORIDA:
SECTION 1. That the City of Marianna, Florida, (herein called the “Grantor”) hereby grants to Florida Public Utilities Company, a Florida corporation (herein called the “Grantee”), its successors and assigns for a term not to exceed ten (10) years beginning from the date of acceptance hereof by Grantee except as provided in Section 10, Section 14 and Section 17.
(a) The nonexclusive right, privilege and authority or franchise to construct or otherwise acquire and to own, maintain, equip and operate plants and works and all necessary or desirable appurtenances thereto according to the latest edition of the National Electric Safety Code as prescribed by the Bureau of Standards, for the manufacture, generation, purchase, transmission, distribution, supply and sale of electric energy and to use and occupy the present and future streets and other public places including avenues, roads, alleys, lanes, bridges, parks and ways within the present and any future corporate limits of Grantor or its successors for erecting, constructing, installing, maintaining, renewing, replacing, repairing, owning and operation all necessary facilities including poles, polelines, appendages thereto, used or useful for the purpose of transmitting electric energy and for distributing, supplying and selling electric energy to Grantor and its successors and to persons and corporate inhabitants thereof, as well as to persons and corporations beyond the present or future corporate limits of Grantor.

(b) The Grantor shall have the first option to purchase the property of Grantee within the City of Marianna at any time the Grantee elects to sell during franchise period.
(c) It is expressly understood and agreed that if any pole or poles erected by Grantee shall unreasonable interfere with the rights of public or private abutting property owners, that upon due protest in writing by such owner, the Grantee shall relocate said pole or poles at some satisfactory point, at its own expense.
SECTION 2. At all time during the term of this franchise. Grantee shall promptly and without discrimination furnish an adequate supply of electric energy at standard voltage within approved limits to Grantor and its successors, and to persons and corporate inhabitants thereof who request the same and agree to abide by Grantee’s reasonable rules and regulations. Grantee shall use due care to construct and maintain its facilities in a manner that will not unreasonably interfere with the proper use by the public of the streets and other public places of the Grantor and shall use care and caution in making any opening in any of the streets and other public places of Grantor for the purpose of erecting, repairing and/or maintaining its facilities to prevent injury to persons and property, and Grantee shall, at its expense, replace and restore all streets and other public places so opened to their former conditions as nearly as practicable and within a reasonable time. No first class streets or any other street that has been built or resurfaced in the last five years shall be opened for the purpose of installing underground service without written approval of the City Manager.

SECTION 3. At all times during the term of this franchise. Grantee shall make promptly such extensions to existing facilities as may be required by one or more customers, or for the prospective customers, in accordance with Grantee’s rules and regulations on file and approved by the Florida Public Service Commission. Grantee shall not be liable for any interruption of service of failure of supply of electric energy due to accidents unconnected with negligence on the part of Grantee, its agents or assigns, or to causes beyond the reasonable control of Grantee and such interruptions shall not constitute a breach of this franchise, provided Grantee shall use diligence to restore service within a reasonable time.
SECTION 4. All rates and rules and regulations established by Grantee from time to time shall at all times be reasonable, and Grantee’s rates for electricity shall at all times be subject to such regulation as may be provided by law.
SECTION 5. Without prejudice to any other rights of Grantee, any person who shall willfully and unlawfully remove or damage any of the property, equipment and/or appliances of Grantee, used or useful in rendering such public service, shall be fined in the sum of not more than One Thousand and No/100 ($1000.00) Dollars for such each property or equipment or part thereof so removed or damaged.
SECTION 6. All rights herein granted and authorized shall he subject to and governed by this ordinance, the laws of the State of Florida and applicable regulations and rulings of the Florida Public Service Commission or its successors, provided that Grantor expressly reserves unto itself all of its police power to adopt general ordinances necessary to protect the safety and welfare of the general public in relation to the rights hereby granted not inconsistent with the provisions of this ordinance.

SECTION 7. Grantee shall save and keep Grantor harmless from any and liability by reason of damage or injury to any person or property whatsoever on account of the negligence of Grantee in the installation, maintenance and operation of its facilities; provided, Grantee shall have been notified by Grantor, in writing, of any claim against Grantor on account thereof, and shall have ample opportunity to defend same.
SECTION 8. Grantee shall install and maintain meters for measuring electric current and shall have the right of ingress and egress to the premises of each consumer, from time to time, for the purpose of reading, repairing, testing and maintaining Grantee’s meters and appurtenances. Such meters and appurtenances shall at all times remain the property of the Grantee and shall be removable at any time.
SECTION 9. Within thirty (30) days after the last day of each month after the approval of this grant, the Grantee, or its successors or assigns shall pay to the Grantor, or its successors, at Grantor’s option, as part of the consideration for the granting of this franchise, a sum equal to an amount of 6% of the gross sales of electricity within the City of Marianna for the preceding month.

SECTION 10. The Grantor hereby reserves the right at and after expiration or termination of this grant to purchase the property of Grantee within the City of Marianna, and, as a condition precedent to the taking effect of this grant, Grantee shall give and grant to Grantor, and, by its acceptance hereof, Grantee shall conclusively be deemed to have given and granted to Grantor, the right to purchase so reserved. The purchase price of the property shall be determined by three (3) qualified appraisers with expertise in arriving at valuation of electric companies and all of their component parts; one appraiser being appointed by the City Commission of the City of Marianna, one appraiser appointed by Florida Public Utilities, and the two thus appointed shall appoint a third appraiser. The final price to be paid for the system is to be the fair market value decided by the majority vote of the three appraisers. If either Grantor or Grantee does not appoint an appraiser within sixty (60) days after being requested to do so, the appraisal shall be made by the appraisal firm appointed by the other, and their appraisal shall be the purchase price to be paid by the City.
The Grantee shall be responsible for the cost incurred by its appraiser, the Grantor will be responsible for the cost incurred by its appraiser, and the Grantor and Grantee shall share equally in the cost of the third appraiser.
The Grantor will notify the Grantee, in writing, at least six (6) months prior to the expiration date of this franchise, or any extension thereof, of Grantor’s intent to exercise the purchase option hereby reserved; Grantor shall thereafter close on such purchase within twenty four (24) months after referendum to approve purchase of system, or shall be deemed to have waived its right to so purchase the system unless said delay is due to conduct and actions of Grantee.
The Grantor may at its option exercise its right to purchase Grantee’s property pursuant to the above procedure, or pursue condemnation as outlined in Florida Statutes Chapter 73.

SECTION 11. Grantee by its acceptance hereof agrees to observe, perform, and keep all of the agreements, undertakings and conditions hereof to be observed, performed and kept by Grantee.
SECTION 12. In consideration of Grantee’s undertaking hereunder as evidenced by its acceptance hereof, Grantor agrees not to engage in the business of distributing and selling electric energy during the life of this franchise or any extension thereof in competition with Grantee, its successors and assigns however this provision shall not prohibit the Grantor from providing electrical energy and capacity for its own use.
SECTION 13. Grantee by the acceptance hereof further agrees to erect and maintain without cost, except for electric energy to be charged according to the published rates of Grantee (which rates include a facilities, maintenance and energy charge), such street lights as the Grantor shall from time to time consider necessary and proper to meet the reasonable needs of the Grantor for lighting streets and other public ways. It being expressly understood, however, that in the event said Grantor shall request the erecting or placing of any particular light and shall subsequently request the discontinuance of said light prior to the expiration of this franchise, the Grantor shall reimburse the Grantee for its expense in the erection and removing of such discontinued light. The intention being that the Grantee will make any just and reasonable extension of its electric light system which may be requested by the Grantor commensurate with a fair and compensatory return on the fair market value of the property used and useful in furnishing such extension.

SECTION 14. At least twelve (12) months prior to the expiration date of the Generation Services contract, Grantee will provide Grantor written notice of the expiration of the contract. Should Grantor desire to participate in the process of securing a new Generation Services contract, the Grantor will provide notice, in writing, to Grantee. If required, the Grantee and Grantor shall meet and review the proposals, in accordance with any confidentiality agreements from prospective bidders, for future contracts. The Grantee may employ a consultant for the purposes of conducting a bidding process, evaluating all proposals and determining the best Generation Services supplier.
Prior to entering into any Generation Services contract, Grantee, if requested in writing, shall provide Grantor with a copy of the consultant’s report in accordance with any confidentiality agreements, whereupon Grantor shall have a period of thirty (30) days to review the same and make its recommendations, if any, to Grantee, which such recommendations the Grantee shall consider in contracting for Generation Services.
If during the term of an existing generation services contract, any material terms of the contract are altered, the Grantee shall notify the Grantor and the Grantor shall have the opportunity to review proposed revisions and advise the Grantee of concerns prior to the acceptance of the proposed new terms by the Grantee.
Failure to comply with this Section shall constitute a default by the Grantee and the Grantor shall have the option to terminate this agreement pursuant to terms of Section 10.

At least twelve (12) months prior to the expiration date of the Transmission Network Operating Agreement(s), Network Integration Transmission Service Agreement(s) and Distribution Facilities Agreement, Grantee will provide Grantor written notice of the expiration of the contract. Should Grantor desire to participate in the process of securing a transmission agreements, the Grantor will provide notice, in writing, to Grantee. If required, the Grantee and Grantor shall meet and review the proposal(s) in accordance with the Open Access Transmission Tariffs, as approved by the Federal Energy Regulatory Commission, to ensure compliance of each proposal. The Grantee may employ a consultant for the purposes of evaluating the proposal(s) in accordance with the Open Access Transmission Tariff and negotiating and necessary modifications. Grantee will make available the consultants report to the Grantor in conjunction with the discussions as noted above.
SECTION 15. The Grantor shall have the right at any time to employ an independent auditor to audit any records of Grantee which applies to expenses and/or rates of electricity in Marianna, Florida. The Grantee hereby agrees to cooperate in every way possible with an auditor employed by the Grantor. Any auditor employed by the Grantor shall be a certified public accountant, licensed in the State of Florida.
SECTION 16. The Grantor has requested Grantee to place all electric facilities underground in an area of downtown Marianna in order to enhance the appearance of the Marianna Main Street area. The areas to be included are as follows:
(a) Madison Street between Market St. and Lafayette St.

(b) Green Street between Clinton St. and Lafayette St.

(c) Market Street between Caledonia St. and Madison St.

(d) Streets immediately adjacent to the Jackson County Courthouse.
Facilities will be placed underground by Grantee in conjunction with the City of Marianna’s water system construction project that will be conducted in this area. Grantee will provide all labor and material including, but not limited to, underground conduit to have a standard underground type system using padmounted transformers installed in the above-mentioned area. The following conditions will also apply to the project.

(a) Grantee’s customers will be responsible for making the necessary changes in their electrical system to accept electricity from an underground system.
(b) Grantor will provide all necessary trenching, backfilling, conduit installation, padmounted transformer pads and repaving associated with this project. The installation of the conduit and construction of the padmounted transformer pads will be performed to Grantee’s specifications.
(c) The Grantor will work with CenturyTel and Comcast Cable, or their successors, to have their facilities placed underground during this project. Grantee will not be responsible for any agreements or associated costs resulting from this aspect of the project.
(d) Grantor will be responsible for placing underground any metered or control circuits used by Grantor.
(e) Grantee’s work will be completed within six months of the Grantor’s installation of the necessary transformer pads and conduit.
SECTION 17. Concurrent with the approval of this agreement. Grantee will begin development of “Time of Use” and “Interruptible” electric rates or similar electric rates any or all of which must be mutually agreed to by Grantee and Grantor. Such rates will be available to all of Grantee’s customers both within and without the corporate limits of the Grantor and will be effective no later than February 17, 2011. Grantor will support Grantee’s efforts during proceedings before the Florida Public Service Commission in order to gain approval of the new electric rates. Should the rates not be in effect by February 17, 2011, Grantor may, at any time within 180 days after that date, give notice to Grantee that Grantor exercises its option to purchase Grantee’s system in accordance with procedures set forth in Section 10 of this franchise except that Grantor must close the purchase of the system within 12 months of the referendum to approve the purchase. If Grantor does not give notice within the 180 day time period, this agreement shall remain in effect and continue according to its terms until its ten year expiration date.

SECTION 18. All of the terms, provisions and conditions of this ordinance shall inure to and be binding upon the respective successors and assigns of Grantor and Grantee, and shall apply to the present and any future corporate limits of Grantor or its successors.
SECTION 19. In the event Grantee, during the term of this franchise, determines to construct facilities for the generation of electric energy sold within the City of Marianna, it will give preference to a site for such facilities within said city if an economical and practical site can be obtained therein.
SECTION 20. This ordinance shall become effective on February 1, 2010, and shall be in full force and effect from such time, and upon its acceptance in writing by the Grantee filed with the City Clerk of the City of Marianna, Florida.
SECTION 21. Should any section or provisions of this ordinance or any portion thereof be declared by a court of competent jurisdiction to be invalid, such decision shall not affect the validity of the remainder as a whole or as to any part other than the part declared to be invalid.

Presented in open meeting of the City Commission of the City of Marianna, and read in full this the 7th day of July, 2009.
Passed by the City Commission of the City of Marianna, Florida, this 7th day of July, 2009.

CITY OF MARIANNA

BY:	/s/ [ILLEGIBLE]
Mayor
ATTEST:

/s/ [ILLEGIBLE] City Clerk
The Florida Public Utilities Company accepts the term of said ordinance and does hereby agree to abide by the terms of the conditions of said ordinance.

FLORIDA PUBLIC UTILITIES COMPANY

BY:	/s/ C.L. Stein
C.L. Stein
Its: Sr. Vice President, COO
Date: 8/28/09

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